                                                           Rule 424(b)3 Filing
                                                        SEC File No.: 33-98290

                      CRONOS GLOBAL INCOME FUND XVI, L.P.
                       SUPPLEMENT DATED DECEMBER 27, 1996
                   TO THE PROSPECTUS DATED DECEMBER 28, 1995

--------------------------------------------------------------------------------
                                    SUMMARY
--------------------------------------------------------------------------------

     This Supplement updates the Prospectus dated December 28, 1995 of the Cronos Global Income Fund XVI, L.P. (the "Partnership") and supersedes all prior supplements. This Supplement constitutes a part of, and must be accompanied or preceded by, the Partnership's Prospectus. Unless otherwise indicated, capitalized terms reflect those definitions set forth in the Glossary to the Prospectus.

     This Supplement updates the Partnership's Prospectus, including information that:

          (1) Describes the status of the offering;

          (2) Updates the Partnership's activities relative to Equipment acquisitions and short-term financing;

          (3) Designates a successor Escrow Agent to the Partnership;

          (4) Discusses applicable state suitability standards for specific states;

          (5) Updates the Prior Performance Tables in Appendix I to the Prospectus; and

          (6) Updates the financial information presented in the Prospectus.
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                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                        HEADING                                   PAGE
        ------------------------------------------------------------------------  -----
        Status of the Offering..................................................  S-2
        Use of Proceeds.........................................................  S-3
        Investment Objectives and Policies......................................  S-4
        The Marine Container Industry...........................................  S-5
        Plan of Distribution....................................................  S-6
        Who Can Invest..........................................................  S-6
        Glossary................................................................  S-6
        Selected Financial Data of the Partnership..............................  S-6
        Management's Discussion and Analysis....................................  S-7
        Tax Aspects.............................................................  S-9
        Report of Independent Public Accountants................................  F-1
        Balance Sheet of Cronos Capital Corp. and Subsidiary....................  F-2
        Report of Independent Public Accountants................................  F-12
        Financial Statements of the Partnership.................................  F-13
        Prior Performance Tables................................................  I-1

--------------------------------------------------------------------------------
                             STATUS OF THE OFFERING
--------------------------------------------------------------------------------

     The offering of Units in the Partnership commenced on December 28, 1995. On March 29, 1996, the minimum subscription amount of $2,000,000, received from over 100 subscribers (excluding from such count Pennsylvania residents, the General Partner and all affiliates of the General Partner), was released from the escrow account to the Partnership's account, and such subscribers were admitted into the Partnership as Additional Limited Partners. Thereafter, on a semi-monthly basis, subscribers for Units have been admitted to the Partnership as their subscription proceeds have been transferred to the Partnership's account. See "Plan of Distribution -- Escrow Arrangement" in the Prospectus.

     As described under "Plan of Distribution -- Escrow Arrangement" in the Prospectus, subscriptions received from Pennsylvania residents were held in escrow until the Partnership received aggregate subscriptions of $7,500,000 from all investors, including Pennsylvania residents. As of April 30, 1996, aggregate subscription proceeds received from all investors, including Pennsylvania residents, amounted to $7,772,040. The General Partner certified to the Escrow Agent on that date that the requirement set forth in the Prospectus described herein had been satisfied and instructed the Escrow Agent to disburse all subscriptions received from residents of Pennsylvania that had been deposited on or prior to that date to the Partnership's account.


     As of December 27, 1996, an aggregate of $29,917,380 in subscription proceeds, representing 1,495,869 Units, had been deposited with the Escrow Agent and subsequently released to the Partnership. After deduction for underwriting and sales commissions, as well as Offering and Organizational Expenses, Net Proceeds amounted to $25,544,572 at December 27, 1996. A maximum of 7,500,000 Units are registered for sale, representing $150,000,000 in subscription proceeds. Of this amount, a total of 6,004,131 Units, representing $120,082,620 in subscription proceeds, remain unsold and available for investment.


     The offering of the Units shall continue until no later than December 27, 1997, or until all of the Units are sold, whichever first occurs.

--------------------------------------------------------------------------------
                                USE OF PROCEEDS
                            AS OF SEPTEMBER 30, 1996
--------------------------------------------------------------------------------

    The following table sets forth information concerning the use of the proceeds from the sale of the Units offered hereby, as of September 30, 1996. After payment of all Offering and Organizational Expenses, sales commissions, the Acquisition Fee payable to the General Partner, and the reservation of a working capital reserve, the Partnership has spent 79 cents of each subscription dollar for Equipment (1.4 cents of each subscription dollar has yet to be expended for Equipment). The Underwriter, an affiliate of the General Partner, has received a portion of the underwriting commissions, and the General Partner has been paid the Acquisition Fee. See footnote nos. 1 and 3 below and "Management Compensation" in the Prospectus.

                                                                      AS OF SEPTEMBER 30, 1996
                                                                    ----------------------------
                                                                                      PERCENTAGE
                                                                                       OF GROSS
                                                                      AMOUNT           PROCEEDS
                                                                    -----------       ----------
GROSS PROCEEDS....................................................  $25,508,580          100.0%
Public Offering Expenses:
  Underwriting Commissions(1).....................................  $ 2,550,858           10.0%
  Offering and Organizational Expenses(2).........................  $ 1,122,938            4.4%
                                                                    -----------         ------
          Total Public Offering Expenses..........................  $ 3,673,796           14.4%
                                                                    -----------         ------
Net Proceeds......................................................  $21,834,784           85.6%
Acquisition Fees(3)...............................................  $ 1,010,623            4.0%
Working Capital Reserve...........................................  $   255,086            1.0%
Unexpended Proceeds...............................................  $   356,615            1.4%
Gross Proceeds Invested in Equipment..............................  $20,212,460           79.2%

------------------
(1) The Partnership pays a sales commission of up to 8% of Gross Proceeds to Selected Dealers on Units sold by them and a separate wholesale commission of up to 2% of Gross Proceeds to any Selected Dealers that provide wholesaling services to the Underwriter. The Underwriter receives from the Partnership an amount equal to the difference between 10% of Gross Proceeds and the amount of the commissions paid to Selected Dealers acting as broker-dealers and wholesalers. See "Plan of Distribution--The Offering" in the Prospectus. In addition, the Partnership may pay up to 0.5% of Gross Proceeds to reimburse Selected Dealers and wholesaling broker/dealers for bona fide accountable due diligence expenses, although such amounts are included in Offering and Organizational Expenses (see note (2) below).

(2) CCC will pay all Offering and Organizational Expenses in excess of 5% of Gross Proceeds. The General Partner will directly pay (without recourse to, or right of reimbursement from, the Partnership) all underwriting compensation and Offering and Organizational Expenses in excess of 15% of Gross Proceeds.

(3) CCC is paid an Acquisition Fee by the Partnership equal to 5% of the Purchase Price of the Equipment purchased by the Partnership from the Net Proceeds from this offering. Should the Partnership secure a bridge loan, no Acquisition Fee shall be paid with respect to the Partnership's purchase of Equipment financed by a bridge loan until such time as the Partnership repays with Net Proceeds the monies borrowed to purchase such Equipment. No Acquisition Fee shall be paid with respect to the Partnership's purchase of Equipment financed by long-term borrowings. See "Investment Objectives and Policies -- Borrowing Policy" herein and in the Prospectus. The total amount of the Acquisition Fee payable to CCC is limited to an amount that, when added to all underwriting commissions and Offering and Organizational Expenses payable by the Partnership, shall not exceed 20% of Gross Proceeds. See Section 4.2 of the Partnership Agreement.

     In connection with the sale of Units of the Partnership, as of September 30, 1996, the Partnership had paid $2,040,678 to Selected Agents who are members of the NASD. See "Plan of Distribution" in the Prospectus. Cronos Securities Corp., an affiliate of the General Partner, has been paid $510,180 in underwriting commissions since inception of the offering. The General Partner has also received $1,122,938 as reimbursement for Offering and Organizational Expenses incurred in connection with the offering.

--------------------------------------------------------------------------------

                       INVESTMENT OBJECTIVES AND POLICIES
--------------------------------------------------------------------------------

EQUIPMENT

     As of September 30, 1996, the Partnership had purchased the following types of Equipment from container manufacturers.

                                                                                TOTAL
                                   EQUIPMENT TYPE                             PURCHASED
        --------------------------------------------------------------------  ---------
        Dry Cargo Containers:
          Twenty-foot units.................................................     3,477
          Forty-foot units..................................................       449
          Forty-foot high-cube units........................................       360
        Refrigerated Cargo Containers:
          Twenty-foot units.................................................        90
          Forty-foot high-cube units........................................       300
        Tank Containers:
          Twenty-foot units.................................................        52

     The aggregate purchase price (excluding Acquisition Fees) of the Equipment acquired by the Partnership through September 30, 1996, was $22,193,120 of which $20,212,460 was paid from the Net Proceeds of this offering and $1,980,660 remained payable to equipment manufacturers for Equipment ordered by the Partnership. This Equipment had been acquired from third-party container manufacturers located in Taiwan, South Korea, India, Indonesia, the People's Republic of China, Thailand, Germany, and the United Kingdom. See "Investment Objective and Policies -- Equipment" in the Prospectus.

BORROWING POLICY

     The Partnership may seek a bridge loan from one or more unaffiliated commercial lending sources to allow the Partnership to take advantage of Equipment purchasing opportunities during the period of time that the Units in the Partnership are offered and sold to the public. To date, the Partnership has not sought a bridge loan. The Partnership may secure a bridge loan during the remaining period of time that the Units in the Partnership are offered and sold to the public. The Partnership may also secure borrowings under a term loan to acquire Equipment at any time within 60 months of the termination of the offering of Units. See "Investment Objectives and Policies -- Borrowing Policy" in the Prospectus.

--------------------------------------------------------------------------------

                         THE MARINE CONTAINER INDUSTRY
--------------------------------------------------------------------------------

THE CONTAINER MARKET

     In 1994 and 1995, the world's major industrialized nations were emerging from a global economic recession. Consequently, excess equipment inventories that had resulted from the sluggish growth in world trade during 1992 and 1993 and increased production capacity were absorbed. During 1995, containerized trade grew at an average annual rate of 8.5%.1 This market expansion was primarily attributed to the growth in world trade, the influence of the emerging economies in Southeast Asia and the consequential growth in intra-Asian trade. However, indicative of the cyclical nature of the container leasing business, containerized trade slowed in the last quarter of 1995, and excess inventories began to build as the rate of GDP growth in key Asian markets declined to more balanced levels. As a result, containerized trade is expected to show a 7.1% rate of growth during 1996.2 This slowdown has resulted in reduced equipment utilization and lower per-diem rental rates in the container leasing industry. As of September 30, 1996, container prices paid by the Partnership for its Equipment have declined with respect to dry cargo containers and have risen with respect to the refrigerated and tank containers when compared with those paid for container equipment acquired by the predecessor partnership of this Partnership. The Partnership's container prices have averaged $2,369 per 20-foot dry cargo container, $3,558 per 40-foot dry cargo container, $4,001 per 40-foot hi-cube dry cargo container, $21,108 per 20-foot refrigerated cargo container, $25,655 per 40-foot high-cube refrigerated cargo container, and $25,393 per 20-foot tank container.

SOURCES OF SUPPLY

     The Partnership's dry cargo containers have been supplied by manufacturers located in Taiwan, South Korea, India, Indonesia, the People's Republic of China, Germany, Thailand, and the United Kingdom. The insulated boxes for refrigerated containers were built in Korea, Mexico, and Germany, and the machinery has been supplied by a manufacturer in the United States. Tank containers acquired by the Partnership were manufactured in the United Kingdom and South Africa.

CONTAINER LEASING INDUSTRY STRUCTURE

     Due to continuing consolidation within the container leasing industry as a result of recent mergers and acquisitions, the market share of the top ten container leasing companies (based on TEUs) is as follows:

                                   COMPANY                               MARKET SHARE
        -------------------------------------------------------------    ------------
        Genstar Container............................................         25%
        Transamerica Leasing(1)......................................         22%
        Triton Container Int'l.......................................          9%
        Textainer Group..............................................          9%
        Cronos Containers............................................          6%
        Sea Containers Ltd...........................................          6%
        Interpool Inc................................................          5%
        Xtra Int'l...................................................          5%
        Trans Ocean Ltd.(1)..........................................          4%
        CAI..........................................................          3%

        -------------------------------
        (1)Transamerica Leasing is in the process of acquiring Trans Ocean Leasing. When this acquisition is completed, Transamerica Leasing's market share will increase to 25%.

        Source: Containerisation International Market Analysis, August
        1996.

---------------

1Source: DRI/McGraw Hill

2Ibid

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                              PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

ESCROW ARRANGEMENT

     Effective December 15, 1995, Bank of America N.T. & S.A. transferred its escrow business, including the Partnership's escrow account, to First Trust of California, N.A. Effective November 1, 1996, Union Bank of California, N.A. was appointed by Cronos Capital Corp. as successor Escrow Agent under the Escrow Agreement. Subscribers for Units offered hereby should make their checks payable to "Union Bank of California/Cronos Global Income Fund XVI Escrow Account."

--------------------------------------------------------------------------------

                                 WHO CAN INVEST
--------------------------------------------------------------------------------

     The following supplements the information applicable to investors resident in certain states set forth under "Who Can Invest--Applicable State Standards" in the Prospectus, and should be read in conjunction therewith.

APPLICABLE STATE STANDARDS

  North Carolina

     Residents of North Carolina contemplating an investment in the Partnership must personally sign as "Investor" or "Co-investor," as the case may be, on the Limited Partner's Signature Page and Subscription Agreement.

--------------------------------------------------------------------------------

                                    GLOSSARY
--------------------------------------------------------------------------------

     "Escrow Agent" refers to Union Bank of California, N.A.--San Francisco, California.

--------------------------------------------------------------------------------

                   SELECTED FINANCIAL DATA OF THE PARTNERSHIP
--------------------------------------------------------------------------------

                                                                         FOR THE PERIOD
                                                                         MARCH 29, 1996
                                                                        (COMMENCEMENT OF
                                                                         OPERATIONS) TO
                                                                       SEPTEMBER 30, 1996
                                                                       ------------------
        Net lease revenue............................................     $    685,769
        Net earnings.................................................     $    123,008
        Net earnings per unit of limited partnership interest........     $       0.15
        Limited partnership cash distributions per unit of limited
          partnership interest.......................................     $       0.34
        At September 30, 1996:
          Total Assets...............................................     $ 24,901,704
          Partners' Capital..........................................     $ 22,817,842

--------------------------------------------------------------------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership's primary objective is to generate cash flow from operations for distribution to its Limited Partners. Aside from the initial working capital reserve retained from Gross Proceeds (equal to approximately 1% of such Proceeds), the Partnership relies primarily on net lease revenue receipts to meet this objective.

     The Partnership commenced offering limited partnership interests to the public on December 28, 1995. The Partnership commenced operations on March 29, 1996 when the minimum subscription proceeds of $2,000,000 were obtained from at least 100 subscribers (excluding from such count, Pennsylvania residents, the General Partner, and affiliates of the General Partner). At September 30, 1996, the Partnership had raised $25,508,580 through the offering of limited partnership interests, from which it had paid brokerage commissions, reimbursed the General Partner for public offering expenses, and purchased Equipment, as described in the Prospectus and as supplemented herein. The offering of the Partnership interests shall continue until no later than December 27, 1997, or until all of the units are sold, whichever first occurs.

     The Partnership's cash balances as of September 30, 1996 included the unused proceeds of the offering, together with interest earned thereon and amounts reserved as working capital. Net lease receivables due from the Leasing Company are determined by deducting direct operating payables and accrued expenses, management fees payable, and reimbursed administrative expenses payable to CCC and its affiliates from the rental billings payable by the Leasing Company to the Partnership. During the Partnership's first year of operations, and pending the build-up of the Partnership's fleet of Equipment, the General Partner and its affiliates have agreed to defer the deduction of all management fees and reimbursable administrative expenses from the leasing receivables due to the Partnership. At September 30, 1996, these deferred fees and expenses totaled $123,062.

     At September 30, 1996, the Partnership had committed to purchase from container manufacturers an additional 200 twenty-foot and 100 forty-foot high-cube dry cargo containers at an aggregate manufacturers' invoice cost of approximately $1,004,500. The Partnership expects to accept delivery of this new Equipment during the fourth quarter of 1996. The Partnership's purchase obligations are conditional upon its raising sufficient gross proceeds from its offering to fund the purchases. To date, the Partnership has not sought a bridge loan. The Partnership may secure a bridge loan from one or more unaffiliated commercial lending sources to allow the Partnership to take advantage of Equipment purchasing opportunities during the remaining period of time that the units of the Partnership are offered and sold to the public. See "Investment Objectives and Policies -- Borrowing Policy" in the Prospectus and herein.

     Cash distributions from operations are allocated 5% to the General Partner and 95% to the Limited Partners. Distribution of sales proceeds are allocated 1% to the General Partner and 99% to the Limited Partners. This sharing arrangement will remain in place until the Limited Partners receive aggregate Distributions in an amount equal to their Capital Contributions plus an 8% cumulative, compounded (daily) annual return on their Adjusted Capital Contributions. Thereafter, all Distributions will be allocated 15% to the General Partner and 85% to the Limited Partners. Distributions are paid monthly, based upon cash flow from operations and cash generated from container sales proceeds. During its initial years of operations and at the discretion of the General Partner, the Partnership will use cash generated from sales proceeds to purchase and replace Equipment which has been lost or damaged beyond repair. During the period March 29, 1996 (commencement of operations) through September 30, 1996, the Partnership's operations provided net cash from operating activities in the amount of $456,296, while $250,683 and $13,205 were distributed to the Limited Partners and the General Partner, respectively.

RESULTS OF OPERATIONS

     The Partnership did not commence operations until March 29, 1996, and therefore a discussion of comparative periods cannot be made. For the period March 29, 1996 to September 30, 1996, the Partnership's net earnings were $123,008, comprised of Net Lease Revenue, less depreciation and amortization of $591,295, as well as other general and administrative expenses and interest income.

     The Partnership's Net Lease Revenue is determined by deducting direct operating expenses, management fees and reimbursed administrative expenses from the rental revenues billed by the Leasing Company from the leasing of the Partnership's containers. The Partnership's Net Lease Revenue is directly related to the size of its fleet as well as the utilization and lease rates of the Equipment owned by the Partnership. Direct operating expenses include repositioning costs, storage and handling expenses, agent fees and insurance premiums, as well as provisions for doubtful accounts and repair costs for containers covered under damage protection plans. Direct operating costs are affected by the quantity of off-hire containers as well as the frequency at which the containers are redelivered. During the build-up phase of the Partnership's fleet, direct operating costs may be greater if containers purchased directly from container manufacturers experience an off-hire period while they are marketed and repositioned for initial lease-out. During that period, the Partnership incurs storage, handling and repositioning costs. At the same time, direct operating costs may be lessened with respect to containers purchased directly from the General Partner. Such containers are generally on-hire and generating revenues at the time of purchase.

     The Partnership's fleet size, as measured in twenty-foot equivalent units ("TEU"), and average utilization rates at March 31, 1996, June 30, 1996 and September 30, 1996 were as follows:

                                                         MARCH 31,     JUNE 30,     SEPTEMBER 30,
                                                           1996          1996           1996
                                                         ---------     --------     -------------
    Fleet size (measured in twenty-foot equivalent
      units (TEU)):
      Dry cargo containers.............................      600         4,386          5,095
      Refrigerated containers..........................      235           490            690
      Tank containers..................................       17            48             52
    Average utilization:
      Dry cargo containers.............................     15.5%         63.4%          70.4%
      Refrigerated containers..........................       --%         88.7%          52.3%
      Tank containers..................................       --%         75.0%          88.5%

     The Partnership commenced its operations during a period of general softening within the container leasing market. At September 30, 1996, container inventories industry wide remained at larger-than-usual levels, resulting in lower utilizations. One positive effect of these excess inventories is that the Partnership has acquired containers from manufacturers at favorable prices. Market conditions have subjected base per-diem rental rates to downward pressures. Since the first quarter of 1996, the Leasing Company has implemented various market strategies, including but not limited to, offering incentives to shipping companies and repositioning containers to higher demand locations in order to counter these market conditions. Accordingly, ancillary revenues (including pick-up and drop-off fees) that are charged to shipping companies in addition to the per-diem rates have fluctuated, favoring a downward trend. At the same time, incentives offered to shipping companies in the form of containers leased for a period of time without charge ("free days") have risen. Currently, there are no visible signs of improvement in the leasing market and, hence, further downward pressure on rental rates can be expected in ensuing quarters. As a result, these leasing market conditions should restrain the Partnership's results from operations during its build-up phase of operations during 1996 and 1997.

--------------------------------------------------------------------------------
                                  TAX ASPECTS
--------------------------------------------------------------------------------


THE SERVICE'S
CHECK-THE-BOX REGULATIONS



     On December 18, 1996, the Service adopted final regulations that classify certain business organizations under an elective regime. The regulations replace the existing classification rules. See "Tax Aspects -- Partnership Status" in the Prospectus for a discussion of the existing classification rules. The new regulations are effective as of January 1, 1997.



     Under the new regulations, an "eligible entity" will be able to elect its classification for Federal income tax purposes. An "eligible entity" is defined as a "business entity" that is not classified as a corporation. A corporation would be defined to include a business entity organized under domestic law and designated as a corporation, and a business entity that is taxable as a corporation under any provision of the Code other than Section 7701(a)(3). Business entities taxable as corporations under other provisions of the Code include "publicly traded partnerships" under Section 7704 of the Code. See "Tax Aspects -- Partnership Status -- Publicly Traded Partnerships" in the Prospectus.



     For eligible entities, the new regulations establish default classifications that will apply in the absence of an affirmative election by an eligible entity. The default classification for a partnership that is not publicly traded is as a partnership. An eligible entity that qualifies for partnership classification need not affirmatively elect partnership status to be taxable as a partnership.



     Under the new regulations, entities in existence prior to January 1, 1997 (such as the Partnership) are entitled to their "claimed" classification if the entity has a reasonable basis (within the meaning of Section 6662 of the Code) for its claimed classification, and neither the entity nor any member of the entity had been notified by the Service on or before May 8, 1996 that the classification of the entity was under examination.



     The Partnership has reported as a partnership for Federal and state income tax purposes since its organization on September 1, 1995, and has not been notified by the Service that its classification is under examination. Based upon the foregoing, counsel to the Partnership, Fotenos & Suttle, P.C., is of the opinion that the Partnership qualifies as a partnership under the check-the-box regulations and not as an association taxable as a corporation for Federal income tax purposes, provided that the Partnership restricts the transfer of its outstanding Units as required by Section 7704 of the Code and the Treasury Regulations promulgated thereunder. See "Tax Aspects -- Partnership
Status -- Publicly Traded Partnerships" in the Prospectus.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

--------------------------------------------------------------------------------
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Board of Directors and Stockholder
Cronos Capital Corp. and Subsidiary:

We have audited the accompanying consolidated balance sheet of Cronos Capital Corp. (a wholly-owned subsidiary of Cronos Holdings/Investments (U.S.), Inc.) and Subsidiary as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Cronos Capital Corp. and Subsidiary as of December 31, 1995, in conformity with generally accepted accounting principles.

                                         Arthur Andersen LLP

San Francisco, California,
January 26, 1996

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

                          CONSOLIDATED BALANCE SHEETS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 (AUDITED)

                                                                         SEPTEMBER 30,   DECEMBER 31,
                                                                 NOTES       1996            1995
                                                                 -----   -------------   ------------
ASSETS
Cash and cash equivalents.....................................              $ 1,026        $  1,588
Amounts receivable from affiliates and other related parties, including amounts due within twelve months of $9,959 and
  $7,556 at September 30, 1996 and December 31, 1995,
  respectively................................................       4       16,437           7,556
Amounts receivable from others................................       5          638           1,026
New container equipment for resale............................       2           --           5,941
Income taxes receivable.......................................                1,415              --
Deferred income taxes.........................................                    5             101
Furniture, equipment and leasehold improvements, net of
  accumulated depreciation of $775 and $647 at September 30,
  1996 and December 31, 1995, respectively....................       6          322             436
Container equipment, net of accumulated depreciation of $624 and $437 at September 30, 1996 and December 31, 1995,
  respectively................................................       3       36,643          12,963
Investments in limited partnerships...........................       7          769             284
Other assets, net.............................................                  506             788
                                                                           --------        --------
TOTAL ASSETS..................................................              $57,761        $ 30,683
                                                                           ========        ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Amounts payable and accrued expenses, including amounts
  payable to related parties of $5,477 and $1,760 at September
  30, 1996 and December 31, 1995, respectively................              $ 5,924        $  5,459
Debt, including amounts due within twelve months of $6,028 and
  $2,454 at September 30, 1996 and December 31, 1995,
  respectively................................................       8       38,102          13,313
Income taxes payable..........................................                   --             593
Deferred income taxes.........................................                3,260           1,998
                                                                           --------        --------
TOTAL LIABILITIES.............................................               47,286          21,363
                                                                           --------        --------
Commitments and contingencies.................................      12
SHAREHOLDER'S EQUITY:
Common shares, no par value. Authorized 1,000,000 shares;
  issued and outstanding: 100 shares at September 30, 1996 and
  December 31, 1995, respectively.............................                  259             259
Retained earnings.............................................               10,216           9,061
                                                                           --------        --------
TOTAL SHAREHOLDER'S EQUITY....................................               10,475           9,320
                                                                           --------        --------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY....................              $57,761        $ 30,683
                                                                           ========        ========

 The accompanying notes are an integral part of these consolidated statements.
       INVESTORS IN CRONOS GLOBAL INCOME FUND XVI, L.P. WILL NOT THEREBY ACQUIRE ANY INTEREST IN CRONOS CAPITAL CORP., THE GENERAL PARTNER.

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Nature of Operations

     Cronos Capital Corp. ("CCC"), a California corporation, is the managing or general partner in sixteen limited partnerships (see notes 7 and 9).

     Effective January 1, 1992, CCC entered into a Leasing Agent Agreement with Cronos Containers Limited (the "Leasing Company"), an affiliate of CCC, whereby the Leasing Company assumed the responsibility for the container leasing activities of CCC's managed programs. Additionally, CCC has entered into a Leasing Agent Agreement whereby the Leasing Company has the responsibility to manage the leasing operations of all equipment owned by CCC. Pursuant to the Agreement, the Leasing Company is responsible for leasing, managing and releasing CCC's containers to ocean carriers and has full discretion over which ocean carriers and suppliers of goods and services it may deal with. The Leasing Agent Agreement permits the Leasing Company to use the containers owned by CCC, together with other containers owned or managed by the Leasing Company and its affiliates, as part of a single fleet operated without regard to ownership. Since the Leasing Agent Agreement meets the definition of an operating lease in Statement of Financial Accounting Standards (SFAS) No. 13, it is accounted for as a lease under which CCC is lessor and the Leasing Company is lessee.

     The Leasing Agent Agreement generally provides that the Leasing Company will make payments to CCC based upon rentals collected from ocean carriers after deducting direct operating expenses and management fees to the Leasing Company. The Leasing Company leases containers to ocean carriers, generally under operating leases which are either master leases or term leases (mostly two to five years). Master leases do not specify the exact number of containers to be leased or the term that each container will remain on hire but allow the ocean carrier to pick up and drop off containers at various locations; rentals are based upon the number of containers used and the applicable per-diem rate. Accordingly, rentals under master leases are all variable and contingent upon the number of containers used. Most containers are leased to ocean carriers under master leases; leasing agreements with fixed payment terms are not material to the financial statements. Since there are no material minimum lease rentals, no disclosure of minimum lease rentals is provided in these financial statements.

  (b) Basis of Accounting

     CCC utilizes the accrual method of accounting. Revenue is recorded when earned.

     The interim financial statement presented herewith reflects all adjustments of a normal recurring nature which are, in the opinion of management, necessary to a fair statement of the financial condition for the interim period presented.

     The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires the Partnership to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

  (c) Principles of Consolidation

     The consolidated financial statements include the accounts of CCC and its wholly-owned subsidiary, Cronos Securities Corp., a securities broker/dealer organized for the purpose of offering to the public, interests in the limited partnerships for which CCC serves as managing general partner. All significant intercompany accounts and transactions have been eliminated in consolidation.

  (d) Income Taxes

     CCC files consolidated Federal income and combined state franchise tax returns with its parent, Cronos Holdings/Investments (U.S.), Inc., ("CHI"). Income taxes are accounted for on a separate company basis in accordance with an intercompany tax allocation agreement.

     Deferred income taxes, computed using the liability method, are provided for differences in the treatment of items of revenue and expense for tax and financial reporting purposes.

  (e) Cash and Cash Equivalents

     Cash and cash equivalents include highly liquid short-term investments with an original maturity of three months or less. Short-term interest-bearing investments are carried at cost which approximates market value. At September 30, 1996 and December 31, 1995, cash and cash equivalents included $824 and $1,568, respectively, in interest-bearing deposits and investments.

  (f) New Container Equipment for Resale

     New container equipment for resale represents new containers purchased by CCC with an intent to resell to container owners. Depreciation is calculated only on CCC's long-term ownership of container equipment. New container equipment for resale is stated at the lower of cost or net realizable value. At December 31, 1995, $5,941 of the equipment held for resale was financed through a credit facility with a bank.

  (g) Container Equipment

     Container equipment is carried at cost less accumulated depreciation. Containers owned by CCC are depreciated over 15 years (their expected useful life) to a residual value of 10% of original cost.

  (h) Furniture, Equipment and Leasehold Improvements

     Furniture, equipment and leasehold improvements are carried at cost less accumulated depreciation. Depreciation and amortization are provided to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life, or in the case of leasehold improvements, over the term of the lease. Depreciation and amortization periods are as follows:

        Furniture and equipment............................................   5-7 years
        Leasehold improvements.............................................   5 years

  (i) Other Assets

     Other assets include loan origination fees of $148 and $188 at September 30, 1996 and December 31, 1995, respectively, which are being amortized over the life of the loans.

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(2) NEW CONTAINER EQUIPMENT FOR RESALE

     Activity during the nine-month period ended September 30, 1996 and the twelve-month period ended December 31, 1995 in new container equipment for resale was:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Beginning of period.......................................     $ 5,941          $ 12,109
    Container purchases.......................................          --            40,690
    Container disposals
      -- sold to container owners.............................          --           (21,439)
      -- transferred to long-term ownership of container
         equipment............................................      (5,941)          (25,419)
                                                                  --------          --------
                                                                   $    --          $  5,941
                                                                  ========          ========

(3) CONTAINER EQUIPMENT

     The activity in container equipment for the nine-month period ended September 30, 1996 and the twelve-month period ended December 31, 1995 was:

        COST
        Balance, December 31, 1994.........................................   $ 10,643
        Additions..........................................................     30,775
        Disposals..........................................................    (28,018)
                                                                              --------
        Balance, December 31, 1995.........................................   $ 13,400
        Additions..........................................................     46,736
        Disposals..........................................................    (22,869)
                                                                              --------
        Balance, September 30, 1996........................................   $ 37,267
                                                                              ========
        ACCUMULATED DEPRECIATION
        Balance, December 31, 1994.........................................   $    181
        Expense............................................................      1,008
        Disposals..........................................................       (752)
                                                                              --------
        Balance, December 31, 1995.........................................   $    437
        Expense............................................................        727
        Disposals..........................................................       (540)
                                                                              --------
        Balance, September 30, 1996........................................   $    624
                                                                              ========
        BOOK VALUE
        December 31, 1995..................................................   $ 12,963
                                                                              ========
        September 30, 1996.................................................   $ 36,643
                                                                              ========

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(4) AMOUNTS RECEIVABLE FROM AFFILIATES AND OTHER RELATED PARTIES

     CCC, at September 30, 1996 and December 31, 1995, had outstanding amounts receivable from affiliates and other related parties. A summary of the components of amounts receivable is as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Amounts from affiliates and other related parties:
      Cronos Equipment (Bermuda) Limited......................     $ 8,906           $  164
      Cronos Containers Inc...................................       4,069            2,650
      Cronos Containers N.V...................................       1,454            1,527
      US Limited Partnerships (see note 9)....................       1,287            2,528
      Cronos Containers Limited...............................         595              611
      Cronos Holdings/Investments (U.S.), Inc.................         114               71
      The Cronos Group........................................           7                5
      Other...................................................           5               --
                                                                  --------         --------
                                                                   $16,437           $7,556
                                                                  ========         ========

(5) AMOUNTS RECEIVABLE FROM OTHERS

     CCC, at September 30, 1996 and December 31, 1995, had outstanding amounts receivable from non-related parties as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Managed container owners..................................     $   597           $  913
    Lease receivables.........................................           2                4
    Other.....................................................          39              109
                                                                  --------         --------
                                                                   $   638           $1,026
                                                                  ========         ========

(6) FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     At September 30, 1996 and December 31, 1995, the summary of furniture, equipment and leasehold improvements, stated at cost, is as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Furniture and equipment...................................     $ 1,093           $1,079
    Leasehold improvements....................................           4                4
                                                                  --------         --------
                                                                     1,097            1,083
    Accumulated depreciation and amortization.................        (775)            (647)
                                                                  --------         --------
                                                                   $   322           $  436
                                                                  ========         ========

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(7) INVESTMENTS IN LIMITED PARTNERSHIPS

     CCC has general partnership investments in all sixteen of the CCC-sponsored funds. Additionally, CCC has limited partnership investments in IEA Marine Container Fund III, IEA Marine Container Income Fund IV, IEA Marine Container Income Fund V(A), IEA Marine Container Income Fund V(B), IEA Income Fund VII, IEA Income Fund VIII, IEA Income Fund IX, IEA Income Fund X, IEA Income Fund XI, IEA Income Fund XII, Cronos Global Income Fund XIV, and Cronos Global Income Fund XV. The general and limited partner investments are accounted for on the equity basis. At December 31, 1995, CCC's investments in limited partnerships were as follows:

                                                                            DECEMBER 31,
                                                                                1995
                                                                            ------------
        IEA Marine Container Fund.........................................      $ (1)
        IEA Marine Container Fund II......................................         1
        IEA Marine Container Income Fund III..............................        88
        IEA Marine Container Income Fund IV...............................        54
        IEA Marine Container Income Fund V(A).............................        19
        IEA Marine Container Income Fund V(B).............................        24
        IEA Income Fund VI, A California Limited Partnership..............        (9)
        IEA Income Fund VII, A California Limited Partnership.............        18
        IEA Income Fund VIII, A California Limited Partnership............        74
        IEA Income Fund IX, L.P. .........................................        47
        IEA Income Fund X, L.P. ..........................................         6
        IEA Income Fund XI, L.P. .........................................       (15)
        IEA Income Fund XII, L.P. ........................................       (29)
        Cronos Global Income Fund XIV, L.P. ..............................         1
        Cronos Global Income Fund XV, L.P. ...............................         6
        Cronos Global Income Fund XVI, L.P. ..............................        --
                                                                                ----
                                                                                $284
                                                                                ====

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     Summarized financial data for these partnerships at December 31, 1995 , is as follows:

                                                                                DECEMBER 31,
                                                                                    1995
                                                                                ------------
                                                                                (UNAUDITED)
    Financial Position
      Assets:
         Current..............................................................    $ 57,970
         Rental equipment and other assets, less accumulated depreciation and
          amortization........................................................     267,580
                                                                                  --------
              Total assets....................................................     325,550
      Less liabilities........................................................       1,395
                                                                                  --------
      Partners' equity........................................................    $324,155
                                                                                  ========
    Results of operations:
      Net lease revenue.......................................................    $ 49,847
                                                                                  ========
      Net earnings............................................................    $ 31,102
                                                                                  ========

     None of the limited partners, nor CCC as general partner, is liable for partnership borrowing. However, during 1995 and 1994, CCC was contingently liable for the current outstanding borrowings of one of its sponsored partnerships which entered into an agreement with a bank during 1994. The Partnership obtained a revolving credit facility for the purpose of taking advantage of purchase opportunities pending the raising of sufficient net proceeds from the offering and sale of limited partnership units. In the event that net proceeds raised during the offering period were insufficient to fully discharge the revolving credit facility upon termination of the offering, CCC would have been required to purchase a sufficient number of containers from the partnership to repay the outstanding balance of the loan within 30 days of the close of the offering. The partnership's offering period terminated on December 15, 1995, with proceeds sufficient to fully discharge the revolving credit facility. During 1996 or 1997, another CCC-sponsored program may enter into an agreement with a bank, requiring CCC to incur similar obligations. Additionally, while CCC maintains insurance against liability for bodily injury, death and property damage for which a partnership may be liable, CCC may be contingently liable for uninsured obligations of the partnerships.

(8) DEBT

     CCC's debt at September 30, 1996 and December 31, 1995 was $38,102 and $13,313, respectively, all of which was collateralized by container rental equipment.

     Debt comprises a line of credit which provides CCC and certain of its affiliates with a $100,000 revolving credit and term loan facility for the purpose of purchasing and refinancing container rental equipment. The facility permits CCC to choose between various interest rate options. Additionally, CCC is required to pay a commitment fee on the unused portion of the line of credit. The facility requires all outstanding borrowings to be collateralized by container rental equipment. Management believes it is in compliance with all loan covenants which include covenants relating to minimal tangible net worth, leverage, interest coverage, earnings and debt service. The facility is renewable annually.

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     As of December 31, 1995 the annual maturities of debt were:

        1996.................................................................   $ 2,454
        1997.................................................................     1,810
        1998.................................................................     1,810
        1999.................................................................     1,810
        2000.................................................................     1,810
        2001 and thereafter..................................................     3,619
                                                                                -------
                  Total......................................................   $13,313
                                                                                =======

     As of September 30, 1996, the annual maturities of debt were:

        1997.................................................................   $ 6,028
        1998.................................................................     5,346
        1999.................................................................     5,346
        2000.................................................................     5,346
        2001.................................................................     5,346
        2002 and thereafter..................................................    10,690
                                                                                -------
                  Total......................................................   $38,102
                                                                                =======

(9) RELATED PARTIES

     CCC derives a substantial portion of its fee revenue and all of its underwriting commissions from related parties. At September 30, 1996 and December 31, 1995, CCC had outstanding receivable balances from these parties as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    IEA Marine Container Income Fund III......................     $    --           $   14
    IEA Marine Container Income Fund IV.......................         130              176
    IEA Marine Container Income Fund V(A).....................          28               36
    IEA Marine Container Income Fund V(B).....................          55               68
    IEA Income Fund VI, A California Limited Partnership......         187              246
    IEA Income Fund VII, A California Limited Partnership.....          51               65
    IEA Income Fund VIII, A California Limited Partnership....          65               95
    IEA Income Fund IX, L.P. .................................          75              115
    IEA Income Fund X, L.P. ..................................          72               96
    IEA Income Fund XI, L.P. .................................           3                9
    IEA Income Fund XII, L.P. ................................         343              895
    Cronos Global Income Fund XIV, L.P. ......................          92              432
    Cronos Global Income Fund XV, L.P. .......................          62               80
    Cronos Global Income Fund XVI, L.P. ......................         124              201
                                                                  --------        ------- -
                                                                   $ 1,287           $2,528
                                                                  ========         ========

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     Additionally, at September 30, 1996 and December 31, 1995, CCC had outstanding payables to its affiliates as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Cronos Containers Limited.................................     $ 5,319           $1,177
    Cronos Management N.V.....................................         158              252
    Cronos Containers N.V.....................................          --              331
                                                                  --------         --------
                                                                   $ 5,477           $1,760
                                                                  ========         ========

     On January 1, 1995, CCC entered into an agreement with the Leasing Company, whereby the Leasing Company has made available to CCC, a revolving credit loan in an amount not to exceed $15,000. There were no amounts outstanding under this agreement at September 30, 1996 and December 31, 1995.

     At September 30, 1996 and December 31, 1995, CCC's amounts payable and accrued expenses to affiliates and others included $608 and $202, respectively, payable to the Leasing Company for management services rendered during 1996 and 1995, respectively.

     During 1996 and 1995, CCC purchased marine cargo containers from its affiliates, for an aggregate purchase price of $57,623 and $44,457, respectively. Additionally, during 1996 and 1995, CCC sold marine cargo containers to its affiliates and other related parties for an aggregate amount of $23,138 and $44,817, respectively. The aggregate amount of these sales was equal to CCC's net book value, except for the price of containers sold to US Limited Partnerships, which was determined by the Partnership Agreements.

(10) EMPLOYEE BENEFITS

     CCC provides a tax deferred salary reduction plan which is available to all U.S. employees after six months of continuous service. The plan provides a matching contribution by CCC of 25% of the amount deferred by the employee.

(11) DIVIDEND

     No dividend was declared or paid during the nine-month period ended September 30, 1996 and the year ended December 31, 1995.

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(12) COMMITMENTS AND CONTINGENCIES

  (a) Operating Leases

     Operating leases consist principally of leases for office equipment and CCC's office premise. Future minimum lease payments under these noncancellable operating leases as of September 30, 1996 are:

                                                                               OPERATING
                                                                                LEASES
                                                                               ---------
        Years ending December 31:
          1996..............................................................     $  72
          1997..............................................................       280
          1998..............................................................       203
                                                                                 -----
        Total minimum lease payments........................................     $ 555
                                                                                 =====

  (b) Contingencies

     CCC is subject to claims which arise in the ordinary course of its business. In the opinion of management, the ultimate resolution of such claims will not have a material adverse effect on CCC's financial position.

--------------------------------------------------------------------------------
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Partners
Cronos Global Income Fund XVI, L.P.:

We have audited the accompanying balance sheets of Cronos Global Income Fund XVI, L.P., as of September 30, 1996 and December 31, 1995, and the related statements of operations, partners' capital and cash flows for the period March 29, 1996 (commencement of operations) to September 30, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cronos Global Income Fund XVI, L.P., as of September 30, 1996 and December 31, 1995 and the results of its operations and its cash flows for the period March 29, 1996 (commencement of operations) to September 30, 1996, in conformity with generally accepted accounting principles.

                                         Arthur Andersen LLP

San Francisco, California,
November 5, 1996

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                                 BALANCE SHEETS
                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

                                                                               1996       1995
                                                                            -----------   ----
ASSETS
Current assets:
  Cash, includes $553,834 at September 30, 1996 and $100 at December 31,
     1995 in interest-bearing accounts....................................  $   805,109   $100
  Net lease receivables due from Leasing Company, net of doubtful accounts
     of $6,955 at September 30, 1996 (notes 1 and 3)......................      260,523     --
                                                                            -----------   ----
          Total current assets............................................    1,065,632    100
                                                                            -----------   ----
Container rental equipment, at cost (note 6)..............................   23,304,430     --
  Less accumulated depreciation...........................................      545,765     --
                                                                            -----------   ----
          Net container rental equipment..................................   22,758,665     --
                                                                            -----------   ----
Organizational costs, and other assets, net (notes 1 and 2)...............    1,077,407     --
                                                                            -----------   ----
                                                                            $24,901,704   $100
                                                                            ===========   ====
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Due to general partner (notes 1 and 4)..................................  $   103,202   $ --
  Due to manufacturers....................................................    1,980,660     --
                                                                            -----------   ----
          Total current liabilities.......................................    2,083,862     --
                                                                            -----------   ----
Partners' capital (deficit) (note 9):
  General partner.........................................................         (409)    --
  Limited partners........................................................   22,818,251    100
                                                                            -----------   ----
          Total partners' capital.........................................   22,817,842    100
                                                                            -----------   ----
                                                                            $24,901,704   $100
                                                                            ===========   ====

        The accompanying notes are an integral part of these statements

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                            STATEMENTS OF OPERATIONS
           FOR THE PERIOD MARCH 29, 1996 (COMMENCEMENT OF OPERATIONS)
                             TO SEPTEMBER 30, 1996

                                                                                        1996
                                                                                      --------
Net lease revenue (notes 1 and 7)...................................................  $685,769
Other operating expenses:
  Depreciation and amortization (notes 1 and 2).....................................   591,295
  Other general and administrative expenses.........................................    12,003
                                                                                      --------
                                                                                       603,298
                                                                                      --------
          Earnings from operations..................................................    82,471
Other income:
  Interest income...................................................................    40,537
                                                                                      --------
          Net earnings..............................................................  $123,008
                                                                                      ========
Allocation of net earnings:
  General partner...................................................................  $ 11,796
  Limited partners..................................................................   111,212
                                                                                      --------
                                                                                      $123,008
                                                                                      ========
Limited partners' per unit share of net earnings (note 9)...........................  $    .15
                                                                                      ========

         The accompanying notes are an integral part of this statement

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                         STATEMENT OF PARTNERS' CAPITAL
           FOR THE PERIOD MARCH 29, 1996 (COMMENCEMENT OF OPERATIONS)
                             TO SEPTEMBER 30, 1996

                                                             Limited
                                                            Partners     General
                                                            (note 11)    Partner       Total
                                                           -----------   --------   -----------
Initial capital contribution.............................  $       100   $     --   $       100
                                                           -----------   --------   -----------
Balances at December 31, 1995............................          100         --           100
Proceeds from sale of partnership units..................   25,508,480      1,000    25,509,480
Less commissions on sale of limited
  partnership units (note 9).............................   (2,550,858)        --    (2,550,858)
                                                           -----------   --------   -----------
Partnership capital contributions, net...................   22,957,722      1,000    22,958,722
Net earnings.............................................      111,212     11,796       123,008
Cash distributions.......................................     (250,683)   (13,205)     (263,888)
                                                           -----------   --------   -----------
Balances at September 30, 1996...........................  $22,818,251   $   (409)  $22,817,842
                                                           ===========   ========   ===========

         The accompanying notes are an integral part of this statement

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                            STATEMENT OF CASH FLOWS
           FOR THE PERIOD MARCH 29, 1996 (COMMENCEMENT OF OPERATIONS)
                             TO SEPTEMBER 30, 1996

                                                                                      1996
                                                                                  ------------
Cash flows from operating activities:
  Net earnings..................................................................  $    123,008
  Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
     Depreciation and amortization..............................................       591,295
     Provision for doubtful accounts............................................         6,955
     Increase in net lease receivables due from Leasing Company.................      (264,962)
                                                                                  ------------
          Total adjustments.....................................................       333,288
                                                                                  ------------
          Net cash provided by operating activities.............................       456,296
                                                                                  ------------
Cash flows from investing activities:
  Purchases of container rental equipment.......................................   (20,212,460)
  Acquisition fees paid to general partner......................................    (1,010,623)
                                                                                  ------------
          Net cash used in investing activities.................................   (21,223,083)
                                                                                  ------------
Cash flows from financing activities:
  Capital contributions.........................................................    25,509,480
  Underwriting commissions......................................................    (2,550,858)
  Offering and organizational expenses..........................................    (1,122,938)
  Distribution to partners......................................................      (263,888)
                                                                                  ------------
          Net cash provided by financing activities.............................    21,571,796
                                                                                  ------------
Net increase in cash and cash equivalents.......................................       805,009
Cash and cash equivalents at beginning at year..................................           100
                                                                                  ------------
Cash and cash equivalents at September 30, 1996.................................  $    805,109
                                                                                  ============

         The accompanying notes are an integral part of this statement

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Nature of Operations

     Cronos Global Income Fund XVI, L.P. (the "Partnership") is a limited partnership organized under the laws of the State of California on September 1, 1995, for the purpose of owning and leasing marine cargo containers, special purpose containers and container-related equipment. Cronos Capital Corp. ("CCC") is the general partner and, with its affiliate Cronos Containers Limited (the "Leasing Company"), manages and controls the business of the Partnership.

     The Partnership commenced operations on March 29, 1996, when the minimum subscription proceeds of $2,000,000 were received from over 100 subscribers (excluding from such count Pennsylvania residents, the general partner, and all affiliates of the general partner). The Partnership is offering 7,500,000 units of limited partnership interests at $20 per unit or $150,000,000. The offering will terminate on December 27, 1997. As of September 30, 1996, 1,275,429 limited partnership units have been purchased.

     As of September 30, 1996, the Partnership owned 3,477 twenty-foot, 449 forty-foot and 360 forty-foot high-cube marine dry cargo containers, as well as 90 twenty-foot and 300 forty-foot high-cube refrigerated containers and 52 twenty-foot tank containers.

  (b) Leasing Company and Leasing Agent Agreement

     The Partnership has entered into a Leasing Agent Agreement whereby the Leasing Company has the responsibility to manage the leasing operations of all equipment owned by the Partnership. Pursuant to the Agreement, the Leasing Company is responsible for leasing, managing and re-leasing the Partnership's containers to ocean carriers and has full discretion over which ocean carriers and suppliers of goods and services it may deal with. The Leasing Agent Agreement permits the Leasing Company to use the containers owned by the Partnership, together with other containers owned or managed by the Leasing Company and its affiliates, as part of a single fleet operated without regard to ownership. Since the Leasing Agent Agreement meets the definition of an operating lease in Statement of Financial Accounting Standards (SFAS) No. 13, it is accounted for as a lease under which the Partnership is lessor and the Leasing Company is lessee.

     The Leasing Agent Agreement generally provides that the Leasing Company will make payments to the Partnership based upon rentals collected from ocean carriers after deducting direct operating expenses and management fees to CCC and the Leasing Company. The Leasing Company leases containers to ocean carriers, generally under operating leases which are either master leases or term leases (mostly two to five years). Master leases do not specify the exact number of containers to be leased or the term that each container will remain on hire but allow the ocean carrier to pick up and drop off containers at various locations; rentals are based upon the number of containers used and the applicable per-diem rate. Accordingly, rentals under master leases are all variable and contingent upon the number of containers used. Most containers are leased to ocean carriers under master leases; leasing agreements with fixed payment terms are not material to the financial statements. Since there are no material minimum lease rentals, no disclosure of minimum lease rentals is provided in these financial statements.

  (c) Basis of Accounting

     The Partnership utilizes the accrual method of accounting. Revenue is recognized when earned.

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

     The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires the Partnership to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

  (d) Allocation of Net Earnings and Partnership Distributions

     Net earnings have been allocated between general and limited partners in accordance with the Partnership Agreement.

     Actual cash distributions differ from the allocations of net earnings between the general and limited partners as presented in these financial statements. Partnership distributions are paid to its partners (general and limited) from distributable cash from operations, allocated 95% to the limited partners and 5% to the general partner. Sales proceeds are allocated 99% to the limited partners and 1% to the general partner. The allocations remain in effect until such time as the limited partners have received from the Partnership aggregate distributions in an amount equal to their capital contributions plus an 8% cumulative, compounded (daily), annual return on their adjusted capital contributions. Thereafter, all Partnership distributions will be allocated 85% to the limited partners and 15% to the general partner.

  (e) Acquisition Fees

     Pursuant to Article IV Section 4.2 of the Partnership Agreement, acquisition fees, paid to CCC, are based on 5% of the equipment purchase price. These fees are capitalized and included in the cost of the rental equipment. The fees are payable in full from gross proceeds raised from the sale of limited partnership units. No acquisition fees are paid with respect to the Partnership's purchase of equipment financed by borrowings in anticipation of the sale of limited partnership units until such time as net proceeds are raised to repay the loan incurred to purchase such equipment.

  (f) Depreciation of Containers

     Rental equipment is depreciated over a twelve-year life on a straight-line basis to its estimated salvage value.

  (g) Amortization

     The Partnership's organization costs will be amortized over 60 months on a straight-line basis. Loan origination fees are amortized over the term of the loan.

  (h) Underwriting Commissions

     Underwriting commissions of 10% on the gross proceeds from the sale of limited partnership units (not applicable to certain sales outside California) were deducted in the determination of net limited partnership contributions. The commissions were paid to Cronos Securities Corp., a wholly-owned subsidiary of CCC, and to other broker/dealers who participated in the offering.

  (i) Income Taxes

     The Partnership is not subject to income taxes; consequently no provision for income taxes has been made. The Partnership files an annual information tax return, prepared on the accrual basis of accounting. At December 31, 1995, the tax basis of total partners' capital was $100.

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

  (j) Foreign Operations

     The Partnership's business is not divided between foreign or domestic operations. The Partnership's business is the leasing of containers worldwide to ocean-going steamship companies and does not fit the definition of reportable foreign operations within Financial Accounting Standards Board Statement No. 14 "Financial Reporting for Segments of a Business Enterprise." Any attempt to separate "foreign" operations from "domestic" operations would be dependent on definitions and assumptions that are so subjective as to render the information meaningless and potentially misleading.

  (k) Financial Statement Presentation

     The Partnership has determined that for accounting purposes the Leasing Agent Agreement is a lease, and the receivables, payables, gross revenues and operating expenses attributable to the containers managed by the Leasing Company are, for accounting purposes, those of the Leasing Company and not of the Partnership. Consequently, the Partnership's balance sheets and statements of operations display the payments to be received by the Partnership from the Leasing Company as the Partnership's receivables and revenues.

(2) ORGANIZATION COSTS

     The Partnership incurred $1,122,938 in offering and organizational costs for the period March 29, 1996 (commencement of operations) through September 30, 1996. Amortization of these costs was $45,531 for this period.

(3) NET LEASE RECEIVABLES DUE FROM LEASING COMPANY

     Net lease receivables due from the Leasing Company are determined by deducting direct operating payables and accrued expenses, management fees payable, and reimbursed administrative expenses payable to CCC, the Leasing Company, and its affiliates from the rental billings payable by the Leasing Company to the Partnership under operating leases to ocean carriers for the containers owned by the Partnership. Net lease receivables at September 30, 1996 and December 31, 1995 were as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Lease receivables, net of doubtful accounts of $6,955 at
      September 30, 1996......................................    $ 633,816           $ --
    Less:
      Direct operating payables and accrued expenses..........      244,431             --
      Damage protection reserve...............................        5,800             --
      Management fees.........................................       66,229             --
      Reimbursed administrative expenses......................       56,833             --
                                                                   --------            ---
                                                                  $ 260,523           $ --
                                                                   ========            ===

(4) DUE TO GENERAL PARTNER

     The amount due to CCC and its affiliates at September 30, 1996 consists of acquisition fees.

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

(5) DAMAGE PROTECTION PLAN

     The Leasing Company offers a damage protection plan to several lessees, whereby the lessee pays an additional rental fee for the convenience of having the Partnership incur the repair expense for containers damaged while on lease. This revenue is recorded when earned according to the terms of the rental contract. A reserve has been established to provide for the estimated costs incurred by this service. The reserve is a component of net lease receivables due from the Leasing Company (see note 3). The Partnership is not responsible in the event repair costs exceed predetermined limits, or for repairs that are required for damages not defined by the damage protection agreement.

(6) EQUIPMENT PURCHASES

     As of September 30, 1996, the Partnership had purchased the following types of equipment:

                                                                    PURCHASED FROM
                                                      PURCHASED       CONTAINER          TOTAL
                     EQUIPMENT TYPE                   FROM CCC      MANUFACTURERS      PURCHASED
    ------------------------------------------------  ---------     --------------     ---------
    Dry Cargo Containers:
      Twenty-foot...................................   --                3,477           3,477
      Forty-foot....................................   --                  449             449
      Forty-foot high-cube..........................   --                  360             360
    Refrigerated Cargo Containers:
      Twenty-foot...................................   --                   90              90
      Forty-foot high-cube..........................   --                  300             300
    Tank Containers:
      Twenty-foot...................................   --                   52              52

     The aggregate purchase price (excluding acquisition fees) of the equipment acquired by the Partnership through September 30, 1996 was $22,193,120, of which $20,212,460 was paid from the Net Proceeds of this offering, and $1,980,660 remained payable to equipment manufacturers. This equipment had been acquired from third-party container manufacturers located in Taiwan, South Korea, India, the People's Republic of China, Thailand, Germany, Mexico, and the United Kingdom. At September 30, 1996, the Partnership had committed to purchase from container manufacturers an additional 200 forty-foot and 100 forty-foot high-cube dry cargo containers, at an aggregate manufacturers' invoice cost of approximately $1,004,500. The Partnership expects to accept delivery of this new equipment during the fourth quarter of 1996. The Partnership's purchase obligations are conditional upon its raising sufficient gross proceeds from its offering to fund the purchases.

(7) NET LEASE REVENUE

     Net lease revenue is determined by deducting direct operating expenses, management fees and reimbursed administrative expenses to CCC, the Leasing Company, and its affiliates from the rental revenue billed by the Leasing Company under operating leases to ocean carriers for the containers

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

owned by the Partnership. Net lease revenue for the period March 29, 1996 (commencement of operations) through September 30, 1996 was as follows:


                                                                                   1996
                                                                                ----------
    Rental revenue (note 10)..................................................  $1,037,710
    Rental equipment operating expenses.......................................     223,262
    Base management fees (note 8).............................................      71,846
    Reimbursed administrative expenses (note 8)...............................      56,833
                                                                                 ---------
                                                                                $  685,769
                                                                                 =========


(8) COMPENSATION TO GENERAL PARTNER AND ITS AFFILIATES

     Base management fees are equal to 7% of gross lease revenues attributable to operating leases pursuant to Section 4.3 of the Partnership Agreement. Reimbursed administrative expenses are equal to the costs expended by CCC and its affiliates for services necessary to the prudent operation of the Partnership pursuant to Section 4.4 of the Partnership Agreement. Underwriting commissions are equal to 10% of the gross subscription proceeds, less commissions to other broker/dealers. The following compensation, attributable to the Partnership's operations through September 30, 1996, was or will be paid by the Partnership to CCC or its affiliates:

                                                                                   1996
                                                                                ----------
    Base management fees......................................................  $   71,846
    Reimbursed administrative expenses........................................      56,833
    Acquisition fees..........................................................   1,113,825
    Commission on sale of limited partnership units...........................     510,180
                                                                                ----------
                                                                                $1,752,684
                                                                                ==========

(9) LIMITED PARTNERS' CAPITAL

     The limited partners' per unit share of capital at September 30, 1996 was $17.89. This is calculated by dividing the limited partners' capital at the end of the period by 1,275,429, the total number of limited partnership units, outstanding at September 30, 1996. The weighted average number of partnership units used in determining the limited partners' per unit share of net earnings at September 30, 1996 was 730,973.

(10) MAJOR LESSEES

     Two lessees contributed approximately 24% of the rental revenue earned for the period March 29, 1996 (commencement of operations) to September 30, 1996. The Partnershp does not believe that its ongoing business is dependent upon a single customer, although the loss of one or more of its largest customers could have an adverse effect upon its business.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                                      APPENDIX I

                            PRIOR PERFORMANCE TABLES

     The following tables present information on the performance of the General Partners and its affiliates in raising funds for their most recent public programs, in investing those funds, and in managing the programs. The tables presented herein supersede those appearing in Appendix I (pages I-1 - 1-12) in the Prospectus.

                                                                                                PAGE
                                                                                                ----
          Table I     --  Experience in Raising and Investing Funds...........................  I-2
          Table II    --  Compensation to General Partners and Affiliates.....................  I-3
          Table III   --  Operating Results of Prior Programs.................................  I-4
          Table IV    --  Container Lease Information of Prior Programs.......................  I-8
          Table V     --  Sales or Disposition of Equipment by Prior Public Programs..........  I-10


     Tables I, II, and IV contain information for public programs sponsored by the General Partner, the offerings of which closed since January 1, 1993, and this Partnership. Table III, listing the operating results of prior programs, includes information for public programs, the offerings of which closed in the most recent five years. Table V, listing the sales or disposition of equipment by prior public programs, includes information on all of the public programs sponsored by the General Partner. For a listing of each of these programs, see "Prior Activities" in the Prospectus.


     For financial and operating information of the Partnership at September 30, 1996 and for the period from inception (March 29, 1996) through September 30, 1996, see the Partnership's audited financial statements in this Supplement, beginning with the Report of Independent Public Accountants at page F-12.

     The investment objective of the 15 prior public programs sponsored by the General Partner is generally similar to that of this Partnership: to provide continuing income from the leasing of containers. The four earliest partnerships (IEA Marine Container Fund through IEA Marine Container Income Fund IV), however, were structured as leveraged programs: one-third to one-half of their container purchases were financed by secured debt. Eleven of the later partnerships (IEA Marine Container Income Fund V(A) through Cronos Global Income Fund XIV, L.P.) have been structured as income programs. Leverage has not been an investment objective of any of the prior income programs. Equipment purchased by the income programs has been funded solely by offering proceeds and by the reinvestment of cash from operations. See "Prior Activities" in the Prospectus. The General Partner will provide, upon request, and without charge, the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission by any of its prior programs. Exhibits to each such report will be provided for a fee of $10 per set.

     The results of the public programs summarized in these tables should not be understood to be indicative of the results of investing in this Partnership. Though the structure of the prior public partnerships is in some respects similar to the Partnership's structure, the past operations of those partnerships involve different offerings, different economic risks and conditions and, undoubtedly different economic and tax consequences.

EXPLANATION OF TABLE I

     Table I presents information on the previous performance of the General Partner and its affiliates in raising funds through two public programs, the offerings of which closed within the last three years, and in investing those funds, and comparable information for this Partnership, Fund XVI. Information with respect to earlier programs sponsored by the General Partner is available upon request. It was not an investment objective of Fund XIV, listed below, to borrow monies to purchase equipment, and it has not done so. However, pursuant to Fund XV's investment objectives, Fund XV secured a bridge loan facility to take advantage of Equipment purchasing opportunities pending the raising of sufficient Net Proceeds to purchase such Equipment. As Net Proceeds were raised, Fund XV repaid the bridge loan. Fund XVI has the option to secure a bridge loan facility to take advantage of Equipment purchasing opportunities during the period of time that the Units in the Partnership are offered and sold to the public. To date, Fund XVI has not sought a bridge loan. See "Use of Proceeds" and "Investment Objectives and Policies -- Borrowing Policy" in this Supplement.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                           THROUGH SEPTEMBER 30, 1996
                            (ON A PERCENTAGE BASIS)

                                                       FUND XIV         FUND XV        FUND XVI(1)
                                                      -----------     ------------     ------------
Dollar Amount Offered...............................  $85,000,000     $150,000,000     $150,000,000
Dollar Amount Raised (100%).........................  $59,686,180     $143,031,380     $ 25,508,580
Less Offering Expenses:
  Underwriting Commissions..........................         10.0%            10.0%            10.0%
     Retained by Cronos Securities Corp. ...........          2.0%             2.0%             2.0%
  Organizational Expenses...........................          2.3%             2.1%             4.4%
Reserves............................................          1.0%             1.0%             1.0%
  Percent Available for Investment..................         86.7%            86.9%            84.6%
Acquisition Costs:
  Cash Down Payments for Containers.................         85.0%            82.8%            79.2%
  Acquisition Fees(2)...............................          1.7%             4.1%             4.0%
Total Acquisition Costs.............................         86.7%            86.9%            83.2%
Unexpended Proceeds(3)..............................           --               --              1.4%
Date Offering Commenced.............................      12/1/92         12/17/93         12/28/95
Percent leverage (equipment loans divided by total
  equipment cost excluding acquisition fees)........           --               --               --
Length of Offering (in Months)......................           12               24               24(1)
Months to Invest 90% of Amount Available for
  Investment (Measured from Beginning of
  Offering).........................................           12               --              N/A(1)

------------------
(1) The offering of limited partnership interests in Fund XVI will terminate no later than December 27, 1997.

(2) Should Fund XVI secure a bridge loan during the period of time that the Units in the Partnership are offered and sold to the public, no Acquisition Fee shall be paid with respect to the Partnership's purchase of Equipment financed by its bridge loan until such time as Net Proceeds are raised to repay the principal and interest incurred to purchase such Equipment.

(3) Temporarily invested in short-term investments with a maturity of less than three months pending acquisition of additional containers.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE II

     Table II sets forth the compensation paid and/or payable to the General Partner and to its affiliates from inception through September 30, 1996 by the two public programs sponsored by the General Partner and its affiliates, the offerings of which closed within the last three years, and the compensation paid and/or payable to the General Partner and to its affiliates by this Partnership, Fund XVI, through September 30, 1996.

                                    TABLE II

                 COMPENSATION TO GENERAL PARTNER AND AFFILIATES
                           THROUGH SEPTEMBER 30, 1996

                                                                                         OTHER PUBLIC
                                         FUND XIV         FUND XV        FUND XVI(1)     PROGRAMS(4)
                                        -----------     ------------     -----------     ------------
Date Offering Commenced...............      12/1/92         12/17/93        12/28/95               --
Dollar Amount Raised..................  $59,686,180     $143,031,380     $25,508,580     $243,508,720
Amount Paid and/or Payable to CCC and
  Affiliates From Proceeds of
  Offering:
     Underwriting Commissions.........  $ 1,193,724     $  2,871,324     $   510,172               --
     Acquisition Fees(1)..............  $ 1,014,344     $  5,918,588     $ 1,109,656               --
Dollar Amount of Cash Generated From
  Operations (GAAP Basis) Before
  Deducting Payments to CCC and
  Affiliates..........................  $26,613,445     $ 28,681,549     $   584,975     $191,997,000
Amount Paid and/or Payable to General
  Partners and Affiliates From
  Operations:
     Management Fee...................  $ 2,377,145     $  2,847,313     $    71,846     $ 21,945,520
     Reimbursements...................  $ 1,829,168     $  2,334,487     $    56,833     $ 11,438,779
     Acquisition Fees.................  $ 1,528,434               --     $        --     $  4,898,401
     Incentive Fees...................           --               --              --     $ 10,098,333
     Distributions as General
       Partner(2).....................  $ 1,020,566     $  1,023,693     $    13,205     $  8,314,126

---------------
(1) Fund XIV paid Acquisition Fees both from offering proceeds and from cash generated from operations; Fund XV paid Acquisition Fees only from offering proceeds. At September 30, 1996, Fund XVI had paid Acquisition Fees in the amount of $1,010,623 from the proceeds of its offering. Additionally, at September 30, 1996, Fund XVI had deferred the payment of $99,033 in Acquisition Fees.

(2) Representing amounts paid to the General Partner as to its 5% interest in all distributions.

(3) The offering of limited partnership interests in Fund XVI will terminate no later than December 27, 1997.

(4) Dollar amount raised represents aggregate subscription proceeds from thirteen other public programs for the period August 27, 1979 through November 30, 1992. All other amounts represent cash generated from operations by the programs, aggregate cash payments made to, and amounts payable to, the General Partner and its affiliates from these thirteen other public programs for the period from January 1, 1993 through September 30, 1996.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE III

     Table III sets forth certain operating, tax and investor distribution information for fiscal 1991 and subsequent periods, shown separately by period. The public programs sponsored by the General Partner and its affiliate, the offerings of which closed within the last five years, are included. Information with respect to earlier programs sponsored by the General Partner is available upon request. None of the partnerships listed below has borrowed monies for the purpose of making distributions to the partners.

     For the operating results of this Partnership, Fund XVI, for the period from its inception (March 29, 1996) through September 30, 1996, see the Partnership's audited financial statements included herein.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XI

                                                    1991(1)        1992         1993         1994         1995
                                                   ----------   ----------   ----------   ----------   ----------
Gross Revenues...................................  $2,631,860   $6,032,507   $5,003,311   $4,864,918   $5,019,547
Gain on Disposal of Containers...................       1,006       10,070       11,625       48,984       45,879
Less: Operating Expenses.........................      45,863      122,926       72,120      100,630       71,050
     Depreciation and Amortization...............     857,688    2,229,858    2,256,309    2,237,563    2,236,369
                                                   ----------   ----------   ----------   ----------   ----------
Net Income -- GAAP Basis.........................  $1,729,315   $3,689,793   $2,686,507   $2,575,709   $2,758,007
                                                   ==========   ==========   ==========   ==========   ==========
Taxable Income (Loss):
  From Operations................................  $  296,793   $ (128,601)  $ (894,495)  $(1,336,043) $ (837,245)
  From Gain on Sale..............................  $       --   $    6,483   $   34,148   $   90,862   $   72,759
Cash Generated From Operations...................  $1,543,795   $5,848,558   $5,129,582   $4,573,481   $5,314,232
Cash Generated From Sale Proceeds................       5,706       30,789       75,345      116,984      208,469
                                                   ----------   ----------   ----------   ----------   ----------
Cash Generated From Operations and Sale
  Proceeds.......................................  $1,549,501   $5,878,347   $5,204,927   $4,690,465   $5,522,701
Less: Cash Distributions to Limited Partners:
    From Operating Cash Flow.....................   1,016,228    4,584,541    4,466,246    4,082,949    4,449,579
    From Sale Proceeds...........................          --           --           --           --           --
  Cash Distributions to General Partner..........      53,486      241,293      235,066      214,891      234,190
                                                   ----------   ----------   ----------   ----------   ----------
Cash Generated After Cash Distributions..........  $  479,787   $1,052,513   $  503,615   $  392,625   $  838,932
Less: Special Items:
  Container Purchases............................          --           --       97,130      119,350       51,975
  Acquisition Fees to CCC........................          --      345,636      347,311      351,452      347,994
                                                   ----------   ----------   ----------   ----------   ----------
Cash Generated (Deficiency) After Cash
  Distributions and Special Items................  $  479,787   $  706,877   $   59,174   $  (78,177)  $  438,963
                                                   ==========   ==========   ==========   ==========   ==========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
  Ordinary Income (Loss):
    From Operations..............................  $        7   $       (3)  $      (22)  $      (33)  $      (21)
    From Recapture...............................  $       --   $       --   $       --   $        2   $        2
  Investment Tax Credit..........................  $       --   $       --   $       --   $       --   $       --
Cash Distributions to Limited Partners:
  Source (GAAP basis):
    Investment Income............................  $       26   $      106   $       62   $       58   $       62
    Return of Capital............................  $       --   $       11   $       50   $       44   $       49
  Source (cash basis):
    Operations...................................  $       26   $      117   $      112   $      102   $      111
    Sales........................................  $       --   $       --   $       --   $       --   $       --
Amount (in percentage terms) remaining invested
  in program equipment at the end of the year....                                                           98.3%

------------------
(1) Fund XI commenced operations in January 1991.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XII

                                                      1992(1)          1993            1994            1995
                                                    -----------     -----------     -----------     -----------
Gross Revenues....................................  $ 3,123,232     $ 8,318,589     $ 8,636,795     $ 8,773,611
Gain on Disposal of Containers....................        4,270          24,914          38,981          22,856
Less: Operating Expenses..........................       72,332         123,574         148,534          95,140
  Depreciation and Amortization...................    1,513,557       3,953,232       3,901,656       3,938,509
                                                    -----------     -----------     -----------     -----------
Net income -- GAAP Basis..........................  $ 1,541,613     $ 4,266,697     $ 4,625,586     $ 4,762,818
                                                    ===========     ===========     ===========     ===========
Taxable Income (Loss):
  From Operations.................................  $(2,146,903)    $(1,906,052)    $ 2,370,967)    $(1,649,919)
  From Gain on Sale...............................  $     3,703     $    27,175     $    64,283     $   158,872
Cash Generated From Operations....................  $ 2,364,201     $ 8,668,177     $ 7,821,042     $ 8,873,004
Cash Generated From Sale Proceeds.................       44,429          65,755         160,285         320,961
                                                    -----------     -----------     -----------     -----------
Cash Generated From Operations and Sale
  Proceeds........................................  $ 2,408,630     $ 8,733,932     $ 7,981,327     $ 9,193,965
Less: Distributions to Limited Partners:
      From Operating Cash Flow....................    1,691,798       7,438,968       7,027,188       7,027,188
      From Sale Proceeds..........................           --              --              --              --
    Cash Distributions to General Partner.........       89,043         391,525         369,852         369,852
                                                    -----------     -----------     -----------     -----------
Cash Generated After Cash Distribution............  $   627,789     $   903,439     $   584,287     $ 1,796,925
Less: Special Items:
    Container Purchases...........................           --          83,650         162,100          56,925
    Acquisition Fees to CCC.......................           --           1,629         461,677       1,097,000
                                                    -----------     -----------     -----------     -----------
Cash Generated (Deficiency) After Cash
  Distributions and Special Items.................  $   627,789     $   818,160     $   (39,490)    $   643,000
                                                    ===========     ===========     ===========     ===========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
    Ordinary Income (Loss):
      From Operations.............................  $       (30)    $       (27)    $       (33)    $       (23)
      From Recapture..............................  $        --     $        --     $        --     $         2
    Investment Tax Credit.........................  $        --     $        --     $        --     $        --
Cash Distributions to Limited Partners:
    Source (GAAP basis):
      Investment Income...........................  $        21     $        56     $        60     $        63
      Return of Capital...........................  $         3     $        50     $        40     $        37
    Source (cash basis):
      Operations..................................  $        24     $       106     $       100     $       100
      Sales.......................................  $        --     $        --     $        --     $        --
Amount (in percentage terms) remaining invested in
  program equipment at the end of the year........                                                        98.7%

------------------
(1) Fund XII commenced operations in January 1992.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XIV

                                                                        1993(1)         1994          1995
                                                                       ----------    ----------    ----------
Gross Revenues......................................................   $2,419,457    $7,993,592    $8,242,961
Gain on Disposal of Containers......................................        3,113        57,511        64,204
Less: Operating Expenses............................................       43,865       122,604        85,534
     Depreciation and Amortization..................................    1,452,098     3,445,525     3,378,375
                                                                       ----------    ----------    ----------
Net Income--GAAP Basis..............................................   $  926,607    $4,482,974    $4,843,256
                                                                       ==========    ==========    ==========
Taxable Income (Loss):
    From Operations.................................................  $(1,760,572)  $(1,217,701)   $ (551,655)
    From Gain on Sale...............................................   $    2,932    $   59,491    $  149,841
Cash Generated From Operations......................................   $1,905,526    $6,877,314    $8,806,446
Cash Generated From Sale Proceeds...................................            5       104,301       220,610
                                                                       ----------    ----------    ----------
Cash Generated From Operations and Sale Proceeds....................   $1,905,531    $6,981,615    $9,027,056
Less: Cash Distributions to Limited Partners:
       From Operating Cash Flow.....................................    1,655,014     5,897,969     6,863,912
       From Sale Proceeds...........................................           --            --            --
     Cash Distributions to General Partner..........................       87,106       310,418       361,260
                                                                       ----------    ----------    ----------
Cash Generated After Cash Distributions.............................   $  163,411    $  773,228    $1,801,884
Less: Special Items:
     Container Purchases............................................           --        90,235        61,040
     Acquisition Fees to CCC........................................           --       504,394       600,000
                                                                       ----------    ----------    ----------
Cash Generated After Cash Distributions
  and Special Items.................................................   $  163,411    $  178,509    $1,140,844
                                                                       ==========    ==========    ==========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
    Ordinary Income (Loss):
      From Operations...............................................   $      (29)   $      (20)   $       (9)
      From Recapture................................................   $       --    $       (1)   $        3
    Investment Tax Credit...........................................   $       --    $       --    $       --
Cash Distributions to Limited Partners:
    Source (GAAP basis):
      Investment Income.............................................   $       33    $       70    $       75
      Return of Capital.............................................   $       31    $       29    $       40
    Source (cash basis):
      Operations....................................................   $       64    $       99    $      115
      Sales.........................................................   $       --    $       --    $       --
Amount (in percentage terms) remaining invested in program
  equipment at the end of the year..................................                                    99.3%

------------------
(1) Fund XIV commenced operations in January 1993.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XV

                                                                        1994(1)          1995
                                                                      -----------     -----------
Gross Revenues......................................................  $ 3,465,253     $12,047,479
Gain on Disposal of Containers......................................        8,714          39,967
Less: Operating Expenses............................................       40,532          93,551
     Depreciation and Amortization..................................    1,561,826       5,459,259
                                                                      -----------     -----------
Net Income -- GAAP Basis............................................  $ 1,871,609     $ 6,534,636
                                                                      ===========     ===========
Taxable Income (Loss):
  From Operations...................................................  $(1,511,454)    $(1,276,106)
  From Gain on Sale.................................................  $     8,147     $    34,266
Cash Generated From Operations......................................    2,476,333      10,992,798
Cash Generated From Sale Proceeds...................................            5         159,434
                                                                      -----------     -----------
Cash Generated From Operations and Sale Proceeds....................  $ 2,476,338     $11,152,232
Less: Cash Distributions to Limited Partners:
     From Operating Cash Flow.......................................    1,283,997       6,929,252
     From Sale Proceeds.............................................           --              --
  Cash Distributions to General Partner.............................       67,578         364,698
                                                                      -----------     -----------
Cash Generated After Cash Distributions.............................  $ 1,124,763     $ 3,858,282
Less: Special Items:
  Container Purchases...............................................           --              --
  Acquisition Fees to CCC...........................................           --              --
                                                                      -----------     -----------
Cash Generated After Cash Distributions and Special Items...........  $ 1,124,763     $ 3,858,282
                                                                      ===========     ===========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
  Ordinary Income (Loss):
     From Operations................................................  $       (65)    $       (16)
     From Recapture.................................................  $        --     $        --
  Investment Tax Credit.............................................  $        --     $        --
Cash Distributions to Limited Partners:
  Source (GAAP basis):
     Investment Income..............................................  $        56     $        83
     Return of Capital..............................................  $        --     $        --
  Source (cash basis):
     Operations.....................................................  $        56     $        86
     Sales..........................................................  $        --     $        --
Amount (in percentage terms) remaining invested in program equipment
  at the end of the year............................................                        99.7%

---------------
(1) Fund XV commenced operations in February 1994.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE IV

     Table IV presents selected information as of September 30, 1996 on the container lease activities of the two public programs sponsored by the General Partner and its affiliates, the offerings of which closed within the last three years, and such information for this Partnership, Fund XVI. Information with respect to earlier programs sponsored by the General Partner is available upon request.

                                    TABLE IV

                 CONTAINER LEASE INFORMATION OF PRIOR PROGRAMS
                            ------------------------

                            AS OF SEPTEMBER 30, 1996

                                                                 FUND XIV
                                      ---------------------------------------------------------------
                                       20-FOOT      20-FOOT      40-FOOT     40-FOOT HC     40-FOOT
                                         DRY         REEFER        DRY           DRY         REEFER
                                      CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS    CONTAINERS
                                      ----------   ----------   ----------   -----------   ----------
Containers On Lease
  Term (1-5 Years)..................     1,153           261         345             7           266
  Master............................     5,506           106       2,524            76            31
                                        ------       -------      ------        ------       -------
       Total........................     6,659           367       2,869            83           297
Containers Off Lease................     1,541            92         643            15            48
                                        ------       -------      ------        ------       -------
Total Containers....................     8,200           459       3,512            98           345
                                        ======       =======      ======        ======       =======
Average Cost Per Container(1).......    $2,381       $18,720      $3,975        $4,660       $22,837
Utilization.........................      81.2%         80.0%       81.7%         84.7%         86.1%
Number of Lessees...................       200            30         162            38            20

                                                                        FUND XV
                                      ----------------------------------------------------------------------------
                                       20-FOOT      20-FOOT      40-FOOT     40-FOOT HC     40-FOOT      20-FOOT
                                         DRY         REEFER        DRY           DRY         REEFER        TANK
                                      CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS    CONTAINERS   CONTAINERS
                                      ----------   ----------   ----------   -----------   ----------   ----------
Containers On Lease
  Term (1-5 years)..................     4,518           263         793            54           100          205
  Master............................    16,582           146       6,097         1,629            --           --
                                        ------       -------      ------        ------       -------      -------
       Total........................    21,100           409       6,890         1,683           100          205
Containers Off Lease................     4,408            54       1,834           112            --           24
                                        ------       -------      ------        ------       -------      -------
Total Containers....................    25,508           463       8,724         1,795           100          229
                                        ======       =======      ======        ======       =======      =======
Average Cost Per Container(1).......    $2,368       $20,192      $3,786        $4,097       $23,094      $24,164
Utilization.........................      82.7%         88.3%       79.0%         93.8%        100.0%        89.5%
Number of Lessees...................       237            19         184            86             1           21

---------------
(1) Manufacturer's invoice cost, plus the local delivery charges, but excluding acquisition fees.

     Investors in Fund XVI should not expect results comparable to those of Prior Programs.

                                                        (Continued on next page)

                 CONTAINER LEASE INFORMATION OF PRIOR PROGRAMS
                            ------------------------

                            AS OF SEPTEMBER 30, 1996

                                                                       FUND XVI
                                      ---------------------------------------------------------------------------
                                       20-FOOT      20-FOOT      40-FOOT     40-FOOT HC   40-FOOT HC    20-FOOT
                                         DRY         REEFER        DRY          DRY         REEFER        TANK
                                      CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS
                                      ----------   ----------   ----------   ----------   ----------   ----------
Containers On Lease
  Terms (1-5 years).................       819            35          13           --           130           39
  Master............................     1,794            45         144          304            --            7
                                        ------       -------      ------       ------       -------      -------
       Total........................     2,613            80         157          304           130           46
Containers Off Lease................       864            10         292           56           170            6
                                        ------       -------      ------       ------       -------      -------
Total Containers....................     3,477            90         449          360           300           52
                                        ======       =======      ======       ======       =======      =======
Average Cost Per
  Container(1)......................    $2,369      $ 21,108      $3,558       $4,001      $ 25,655     $ 25,393
Utilization.........................      75.2%         88.9%       34.9%        84.4%         43.3%        88.5%
Number of Lessees...................        77             4          19           12             3            9

------------------
(1) Manufacturer's invoice cost, plus local delivery charges, but excluding acquisition fees.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE V

     Table V sets forth selected information about the sales or disposition of equipment by prior programs during the three-year period ended December 31, 1995.

                                    TABLE V
           SALES OR DISPOSITION OF EQUIPMENT BY PRIOR PUBLIC PROGRAMS

                                                                                      TOTAL
                          TYPE OF                YEAR OF             YEAR OF       ACQUISITION      NET BOOK           NET
   PARTNERSHIP           EQUIPMENT            ACQUISITION(1)       DISPOSITION       COST(2)        VALUE(3)        PROCEEDS
-----------------    ------------------    --------------------    -----------     -----------     -----------     -----------
IEA Marine           Marine Containers        1979-80, 1982          1993          $ 1,217,010     $   368,045     $   433,134
Container Fund       Marine Containers        1979-80, 1982          1994              687,397         209,673         261,319
                     Marine Containers        1979-80, 1982          1995              792,214         243,871         262,452
                                                                                   -----------     -----------     -----------
                                                                                   $ 2,696,621     $   821,589     $   956,905
IEA Marine           Marine Containers           1980-81             1993          $ 1,702,307     $   513,009     $   650,307
Container Fund II    Marine Containers           1980-81             1994            1,731,687         521,405         651,219
                     Marine Containers           1980-81             1995            3,033,570         921,739       1,048,343
                                                                                   -----------     -----------     -----------
                                                                                   $ 6,467,564     $ 1,956,153     $ 2,349,869
IEA Marine           Marine Containers           1981-82             1993          $ 2,443,881     $   766,141     $   959,926
Container            Marine Containers             1981              1994            3,521,086         869,244       1,277,498
Income Fund III      Marine Containers           1981-82             1995            3,000,535         901,409       1,389,556
                                                                                   -----------     -----------     -----------
                                                                                   $ 8,965,502     $ 2,536,794     $ 3,626,980
IEA Marine           Marine Containers        1982-84, 1986          1993          $ 1,541,254     $   587,847     $   843,144
Container            Marine Containers        1982-84, 1986          1994            3,245,361       1,267,219       1,751,576
Income Fund IV       Marine Containers        1982-84, 1986          1995            3,203,344       1,031,960       1,766,735
                                                                                   -----------     -----------     -----------
                                                                                   $ 7,989,959     $ 2,887,026     $ 4,361,455
IEA Marine           Marine Containers        1984, 1987-88          1993          $   119,627     $    54,127     $    90,559
Container            Marine Containers        1984, 1987-89          1994              383,135         172,298         223,642
Income Fund V(A)     Marine Containers        1984, 1987-89          1995              590,765         224,944         310,504
                                                                                   -----------     -----------     -----------
                                                                                   $ 1,093,527     $   451,369     $   624,705
IEA Marine           Marine Containers        1984, 1986-87          1993          $   341,724     $   161,277     $   214,312
Container            Marine Containers       1984, 1986, 1989        1994            1,055,629         473,526         629,828
Income Fund V(B)     Marine Containers     1984, 1986-87, 1989       1995            1,146,982         443,511         591,779
                                                                                   -----------     -----------     -----------
                                                                                   $ 2,544,335     $ 1,078,314     $ 1,435,919
IEA Income           Marine Containers           1984-90             1993          $   583,294     $   307,399     $   452,205
Fund VI              Marine Containers           1984-90             1994            1,884,284         957,395       1,321,093
                     Marine Containers           1984-90             1995            2,114,700         906,782       1,217,339
                                                                                   -----------     -----------     -----------
                                                                                   $ 4,582,278     $ 2,171,576     $ 2,990,637
IEA Income           Marine Containers             1987              1993          $    17,750     $    11,455     $    20,934
Fund VII             Marine Containers        1987, 1989-90          1994               77,469          47,411          92,959
                     Marine Containers        1987, 1989-90          1995              125,361          70,926         106,328
                                                                                   -----------     -----------     -----------
                                                                                   $   220,580     $   129,792     $   220,221
IEA Income           Marine Containers        1988, 1990-91          1993          $    86,686     $    59,454     $   108,038
Fund VIII            Marine Containers        1988, 1990-92          1994              183,796         126,761         174,147
                     Marine Containers           1988-92             1995              398,744         240,162         320,754
                                                                                   -----------     -----------     -----------
                                                                                   $   669,226     $   426,377     $   602,939
IEA Income           Marine Containers        1988-90, 1992          1993          $   112,805     $    85,949     $   143,563
Fund IX, L.P.        Marine Containers           1988-93             1994              223,438         153,057         206,811
                     Marine Containers           1988-93             1995              248,895         160,637         199,605
                                                                                   -----------     -----------     -----------
                                                                                   $   585,138     $   399,643     $   549,979

                                     FEDERAL
                      GAAP           TAXABLE
   PARTNERSHIP     GAIN/(LOSS)     GAIN/(LOSS)
-----------------  -----------     -----------
IEA Marine         $    65,089     $   312,652
Container Fund          51,646         193,311
                        18,581         178,938
                    ----------     -----------
                   $   135,316     $   684,901
IEA Marine         $   137,298     $   560,663
Container Fund II      129,814         621,090
                       126,604         936,760
                    ----------     -----------
                   $   393,716     $ 2,118,513
IEA Marine         $   193,785     $   955,189
Container              408,254       1,277,500
Income Fund III        488,147       1,380,422
                    ----------     -----------
                   $ 1,090,186     $ 3,613,111
IEA Marine         $   255,297     $   837,642
Container              484,357       1,751,575
Income Fund IV         734,775       1,733,059
                    ----------     -----------
                   $ 1,474,429     $ 4,322,276
IEA Marine         $    36,432     $    90,559
Container               51,344         222,337
Income Fund V(A)        85,560         307,287
                    ----------     -----------
                   $   173,336     $   620,183
IEA Marine         $    53,035     $   214,311
Container              156,302         625,920
Income Fund V(B)       148,268         583,403
                    ----------     -----------
                   $   357,605     $ 1,423,634
IEA Income         $   144,806     $   434,791
Fund VI                363,698       1,300,401
                       310,557       1,131,000
                    ----------     -----------
                   $   819,061     $ 2,866,192
IEA Income         $     9,479     $    20,933
Fund VII                45,548          87,815
                        35,402         101,927
                    ----------     -----------
                   $    90,429     $   210,675
IEA Income         $    48,584     $    86,768
Fund VIII               47,386         162,172
                        80,592         289,768
                    ----------     -----------
                   $   176,562     $   538,708
IEA Income         $    57,614     $    90,310
Fund IX, L.P.           53,754         142,565
                        38,968         154,667
                    ----------     -----------
                   $   150,336     $   387,542
(Continued on next page)


                                                                                      TOTAL
                          TYPE OF                YEAR OF             YEAR OF       ACQUISITION      NET BOOK           NET
   PARTNERSHIP           EQUIPMENT            ACQUISITION(1)       DISPOSITION       COST(2)        VALUE(3)        PROCEEDS
-----------------    ------------------    --------------------    -----------     -----------     -----------     -----------

IEA Income           Marine Containers             1990              1993          $    59,864     $    49,643     $    68,201
Fund X, L.P.         Marine Containers             1990              1994              107,248          79,673         106,399
                     Marine Containers          1990, 1992           1995              212,038         149,174         181,386
                                                                                   -----------     -----------     -----------
                                                                                   $   379,150     $   278,490     $   355,986
IEA Income           Marine Containers             1991              1993          $    92,022     $    82,757     $    94,382
Fund XI, L.P.        Marine Containers             1991              1994              186,869         153,507         202,491
                     Marine Containers             1991              1995              337,183         256,963         302,842
                                                                                   -----------     -----------     -----------
                                                                                   $   616,074     $   493,227     $   599,715
IEA Income           Marine Containers             1992              1993          $    69,330     $    65,816     $    90,730
Fund XII, L.P.       Marine Containers             1992              1994              201,385         175,856         214,837
                     Marine Containers           1992-93             1995              560,433         463,507         486,363
                                                                                   -----------     -----------     -----------
                                                                                   $   831,148     $   705,179     $   791,930
Cronos Global        Marine Containers             1993              1993          $     9,146     $     8,965     $    12,078
Income               Marine Containers             1993              1994              114,916         107,324         164,835
Fund XIV, L.P.                                     1993              1995              282,510         239,627         303,831
                                                                                   -----------     -----------     -----------
                                                                                   $   406,572     $   355,916     $   480,744
Cronos Global        Marine Containers             1994              1994          $    24,678     $    24,111     $    32,825
Income               Marine Containers           1994-95             1995              181,745         176,044         216,011
Fund XV, L.P.
                                                                                   -----------     -----------     -----------
                                                                                   $   206,423     $   200,155     $   248,836
                                                                                   -----------     -----------     -----------
      Total                                                                        $38,254,097     $14,891,600     $20,196,820
                                                                                   ===========     ===========     ===========

                                     FEDERAL
                      GAAP           TAXABLE
   PARTNERSHIP     GAIN/(LOSS)     GAIN/(LOSS)
-----------------  -----------     -----------
IEA Income         $    18,558     $    31,992
Fund X, L.P.            26,726          61,720
                        32,212         157,914
                    ----------     -----------
                   $    77,496     $   251,626
IEA Income         $    11,625     $    34,148
Fund XI, L.P.           48,984          90,862
                        45,879         189,567
                    ----------     -----------
                   $   106,488     $   314,577
IEA Income         $    24,914     $    27,175
Fund XII, L.P.          38,981          64,283
                        22,856         145,895
                    ----------     -----------
                   $    86,751     $   237,353
Cronos Global      $     3,113     $     2,932
Income                  57,511          59,491
Fund XIV, L.P.          64,204          70,627
                    ----------     -----------
                   $   124,828     $   133,050
Cronos Global      $     8,714     $    59,491
Income                  39,967          13,741
Fund XV, L.P.
                    ----------     -----------
                   $    48,681     $    73,232
                    ----------     -----------
      Total        $ 5,305,220     $17,795,573
                    ==========     ===========

------------------
(1) Year of acquisition is the year in which equipment was acquired from original proceeds, secured debt, reinvestment of cash generated from operations and sales proceeds, as well as reinstatements. Equipment, previously reported lost or stolen and subsequently disposed, is reinstated to the respective program's fleet if recovered. This reinstated equipment is added back to the fleet at the recovery date.
(2) Total acquisition cost is inclusive of acquisition fees of 5% of the equipment purchase price paid to the General Partners.
(3) Net book value is total acquisition cost less accumulated depreciation calculated on a GAAP basis.